Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS
Investors:
Tom Shaw, CFA
Under Armour, Inc.
Tel: 410.843.7676
Media:
Diane Pelkey
Under Armour, Inc.
Tel: 410.246.5927
FOR IMMEDIATE RELEASE

UNDER ARMOUR REPORTS THIRD QUARTER NET REVENUES GROWTH OF 28%;
RAISES FULL YEAR OUTLOOK

•	Third Quarter Net Revenues Increased 28% to $1.20 Billion, First Billion Dollar Quarter in Company's History

•	Raises 2015 Net Revenues Outlook to Approximately $3.91 Billion (+27%)

•	Updates 2015 Operating Income Outlook to Approximately $408 Million (+15%), Inclusive of the Impact of the Connected Fitness Acquisitions

Baltimore, MD (October 22, 2015) - Under Armour, Inc. (NYSE: UA) today announced financial results for the third quarter ended September 30, 2015. Net revenues increased 28% in the third quarter of 2015 to $1.20 billion compared with net revenues of $938 million in the prior year's period. On a currency neutral basis, net revenues increased 31% compared with the prior year's period. Net income increased 13% in the third quarter of 2015 to $100 million compared with $89 million in the prior year's period and diluted earnings per share for the third quarter of 2015 were $0.45 compared with $0.41 per share in the prior year's period, inclusive of the impacts of the Endomondo and MyFitnessPal acquisitions.

Third quarter apparel net revenues increased 23% to $866 million compared with $705 million in the same period of the prior year, driven primarily by enhanced product offerings in baselayer and the expanded Storm innovation platform. Third quarter footwear net revenues increased 61% to $196 million from $122 million in the prior year's period, primarily reflecting continued product expansion across the running, basketball, and training categories. Third quarter accessories net revenues increased 22% to $104 million from $85 million in the prior year's period, driven primarily by new introductions across the bags category. Direct-to-Consumer net revenues, which represented 26% of total net revenues for the third quarter, grew 28% year-over-year. International net revenues, which represented 11% of total net revenues for the third quarter, grew 52% year-over-year.

Kevin Plank, Chairman and CEO of Under Armour, Inc., stated, "Our scoreboard in the third quarter not only marked our 22nd straight quarter of at least 20% net revenue growth, but also our first $1 billion quarter. Our ongoing success in 2015 has been driven by innovative, head-to-toe product, combined with game-changing performances by our athletes. Leveraging these great successes throughout 2015, our current Rule Yourself global marketing campaign highlights the training and dedication that drives our athletes to be their best on the biggest stages. The campaign features Tom Brady, Misty Copeland, Stephen Curry, and recently named PGA Tour Player of the Year Jordan Spieth. When combined with over 150 million unique registered users across our Connected Fitness community, logging more than 6.5 billion food items and 1.5 billion workouts year-to-date, our brand is resonating with more athletes than ever before and we are investing to not only build deeper relationships with these athletes today, but fulfill our longer term vision to change the way athletes live."

Gross margin for the third quarter of 2015 was 48.8% compared with 49.6% in the prior year's period, primarily reflecting the impacts of foreign exchange rates and sales mix, partially offset by favorable product margins. Selling, general and administrative expenses as a percentage of net revenues were 34.6% in the third quarter of 2015 compared with 34.0% in the prior year's period, primarily reflecting 2015 openings of global Brand House stores and investments to support the Connected Fitness business. Third quarter operating income increased 17% to $171 million compared with $146 million in the prior year's period.

Balance Sheet Highlights
Cash and cash equivalents decreased 36% to $159 million at September 30, 2015 compared with $249 million at September 30, 2014. Inventory at September 30, 2015 increased 36% to $867 million compared with $637 million at September 30, 2014. Total debt increased to $905 million at September 30, 2015 compared with $192 million at September 30, 2014, primarily reflecting borrowing to fund the two Connected Fitness acquisitions.

Updated 2015 Outlook
The Company had previously anticipated 2015 net revenues of approximately $3.84 billion, representing growth of 25% over 2014, and 2015 operating income in the range of $405 million to $408 million, representing growth of 14% to 15% over 2014. Based on current visibility, the Company expects 2015 net revenues of approximately $3.91 billion, representing growth of 27% over 2014 and 2015 operating income of approximately $408 million, representing growth of 15% over 2014. The 2015 guidance continues to reflect the net dilutive impact from the Connected Fitness acquisitions, as well as the impact of the strong dollar negatively affecting our operating margin within our international businesses.

Mr. Plank concluded, "We are experiencing powerful brand momentum in 2015 and we continue to invest to capitalize on our success in the near-term while establishing the foundation for sustainable growth in the future. We are confident that the building blocks to reach our Investor Day target of $7.5 billion in net revenues by 2018 are firmly in place. As we think bigger about the opportunity of our brand, an ongoing focus on investing in key areas like footwear, international, Connected Fitness and manufacturing capability will position us for the long runway of growth beyond just the next three years. Still, with all the success we have seen to date, we firmly believe that we are just getting started."

Conference Call and Webcast
The Company will provide additional commentary regarding its third quarter results as well as its updated 2015 outlook during its earnings conference call today, October 22nd, at 8:30 a.m. ET. The call will be webcast live at http://investor.underarmour.com/events.cfm and will be archived and available for replay approximately three hours after the live event. Additional supporting materials related to the call will also be available at http://investor.underarmour.com. The Company's financial results are also available online at http://investor.underarmour.com/results.cfm.

Non-GAAP Financial Information
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).  However, this press release refers to certain “currency neutral” financial information, which is a non-GAAP financial measure.  The Company provides a reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated in accordance with GAAP.  See the end of this press release for this reconciliation.

Currency neutral financial information is calculated to exclude foreign exchange impact.  Management believes this information is useful to investors to facilitate a comparison of the Company's results of operations period-over-period.  This non-GAAP financial measure should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.  In addition, the Company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour (NYSE: UA), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the implementation of our marketing and branding strategies, and the future benefits and opportunities from acquisitions. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,”  “potential” or the negative of these terms or other comparable terminology.  The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect consumer spending and the financial health of our retail customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; our ability to comply with trade and other regulations; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

(Tables Follow)

Under Armour, Inc.
For the Quarter and Nine Months Ended September 30, 2015 and 2014
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended September 30,				Nine Months Ended September 30,
	2015	% of Net Revenues	2014	% of Net Revenues	2015	% of Net Revenues	2014	% of Net Revenues
Net revenues	$1,204,109	100.0%	$937,908	100.0%	$2,792,627	100.0%	$2,189,169	100.0%
Cost of goods sold	616,949	51.2%	472,608	50.4%	1,448,750	51.9%	1,123,227	51.3%
Gross profit	587,160	48.8%	465,300	49.6%	1,343,877	48.1%	1,065,942	48.7%
Selling, general and administrative expenses	415,763	34.6%	319,194	34.0%	1,112,912	39.8%	858,286	39.2%
Income from operations	171,397	14.2%	146,106	15.6%	230,965	8.3%	207,656	9.5%
Interest expense, net	(4,100)	(0.3)%	(1,535)	(0.2)%	(10,572)	(0.4)%	(3,608)	(0.2)%
Other expense, net	(3,239)	(0.3)%	(3,355)	(0.3)%	(5,038)	(0.2)%	(3,982)	(0.2)%
Income before income taxes	164,058	13.6%	141,216	15.1%	215,355	7.7%	200,066	9.1%
Provision for income taxes	63,581	5.3%	52,111	5.6%	88,384	3.2%	79,733	3.6%
Net income	$100,477	8.3%	$89,105	9.5%	$126,971	4.5%	$120,333	5.5%
Net income available per common share
Basic	$0.47		$0.42		$0.59		$0.56
Diluted	$0.45		$0.41		$0.58		$0.55
Weighted average common shares outstanding
Basic	215,743		213,522		215,347		213,035
Diluted	221,053		217,982		220,708		217,601

Under Armour, Inc.
For the Quarter and Nine Months Ended September 30, 2015 and 2014
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Quarter Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Apparel	$865,514	$704,557	22.8%	$1,936,221	$1,583,834	22.2%
Footwear	196,279	121,597	61.4%	510,864	345,177	48.0%
Accessories	103,564	84,949	21.9%	249,755	196,419	27.2%
Total net sales	1,165,357	911,103	27.9%	2,696,840	2,125,430	26.9%
Licensing revenues	24,313	22,307	9.0%	59,355	49,800	19.2%
Connected Fitness	14,439	4,498	221.0%	36,432	13,939	161.4%
Total net revenues	$1,204,109	$937,908	28.4%	$2,792,627	$2,189,169	27.6%
NET REVENUES BY SEGMENT

	Quarter Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
North America	$1,059,440	$847,563	25.0%	$2,440,728	$1,988,141	22.8%
Other foreign countries	130,230	85,847	51.7%	315,467	187,089	68.6%
Connected Fitness	14,439	4,498	221.0%	36,432	13,939	161.4%
Total net revenues	$1,204,109	$937,908	28.4%	$2,792,627	$2,189,169	27.6%
OPERATING INCOME BY SEGMENT

	Quarter Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
North America	$181,822	$147,509	23.3%	$272,543	$227,045	20.0%
Other foreign countries	6,180	3,817	61.9%	6,126	(3,910)	256.7%
Connected Fitness	(16,605)	(5,220)	(218.1)%	(47,704)	(15,479)	(208.2)%
Total operating income	$171,397	$146,106	17.3%	$230,965	$207,656	11.2%

Under Armour, Inc.
As of September 30, 2015, December 31, 2014 and September 30, 2014
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of 9/30/15	As of 12/31/14	As of 9/30/14
Assets
Cash and cash equivalents	$159,398	$593,175	$249,469
Accounts receivable, net	551,188	279,835	449,221
Inventories	867,082	536,714	637,459
Prepaid expenses and other current assets	136,936	87,177	86,914
Deferred income taxes	60,692	52,498	40,840
Total current assets	1,775,296	1,549,399	1,463,903
Property and equipment, net	478,418	305,564	264,629
Goodwill	591,872	123,256	123,356
Intangible assets, net	79,692	26,230	28,850
Deferred income taxes	42,866	33,570	47,602
Other long term assets	67,358	57,064	49,770
Total assets	$3,035,502	$2,095,083	$1,978,110
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$300,000	$—	$—
Accounts payable	274,285	210,432	273,687
Accrued expenses	188,266	147,681	143,299
Current maturities of long term debt	42,124	28,951	19,524
Other current liabilities	43,929	34,563	53,969
Total current liabilities	848,604	421,627	490,479
Long term debt, net of current maturities	362,550	255,250	172,124
Revolving credit facility, long term	200,000	—	—
Other long term liabilities	89,094	67,906	61,366
Total liabilities	1,500,248	744,783	723,969
Total stockholders’ equity	1,535,254	1,350,300	1,254,141
Total liabilities and stockholders’ equity	$3,035,502	$2,095,083	$1,978,110

Under Armour, Inc.
For the Nine Months Ended September 30, 2015 and 2014
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income	$126,971	$120,333
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	72,211	52,391
Unrealized foreign currency exchange rate losses	24,677	4,881
Loss on disposal of property and equipment	434	78
Stock-based compensation	44,800	38,965
Deferred income taxes	(15,266)	(19,783)
Changes in reserves and allowances	19,577	10,794
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(288,687)	(248,256)
Inventories	(357,874)	(176,770)
Prepaid expenses and other assets	(52,629)	(20,282)
Accounts payable	58,155	118,236
Accrued expenses and other liabilities	44,863	20,180
Income taxes payable and receivable	9,320	26,737
Net cash used in operating activities	(313,448)	(72,496)
Cash flows from investing activities
Purchases of property and equipment	(226,733)	(96,596)
Purchase of businesses, net of cash acquired	(539,460)	(10,924)
Purchases of available-for-sale securities	(80,272)	—
Sales of available-for-sale securities	68,314	—
Purchases of other assets	(2,670)	(724)
Net cash used in investing activities	(780,821)	(108,244)
Cash flows from financing activities
Proceeds from revolving credit facility	500,000	—
Payments on revolving credit facility	—	(100,000)
Proceeds from term loan	150,000	150,000
Payments on long term debt	(29,527)	(11,275)
Excess tax benefits from stock-based compensation arrangements	40,768	33,056
Proceeds from exercise of stock options and other stock issuances	7,527	14,060
Payments of debt financing costs	(947)	(1,714)
Net cash provided by financing activities	667,821	84,127
Effect of exchange rate changes on cash and cash equivalents	(7,329)	(1,407)
Net decrease in cash and cash equivalents	(433,777)	(98,020)
Cash and cash equivalents
Beginning of period	593,175	347,489
End of period	$159,398	$249,469

Non-cash investing and financing activities
Increase (decrease) in accrual for property and equipment	$4,800	$(10,601)
Property and equipment acquired under build-to-suit leases	5,631	—
Non-cash acquisition of business	—	11,233

Under Armour, Inc.
(Unaudited)
The table below presents the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH RECONCILIATION

	September 30, 2015
Total Net Revenue	Quarter Ended	Nine Months Ended
Currency neutral net revenue growth - Non-GAAP	31.1%	29.9%
Foreign exchange impact	(2.7)%	(2.3)%
Net revenue growth - GAAP	28.4%	27.6%

North America
Currency neutral net revenue growth - Non-GAAP	26.3%	23.9%
Foreign exchange impact	(1.3)%	(1.1)%
Net revenue growth - GAAP	25.0%	22.8%

Other foreign countries
Currency neutral net revenue growth - Non-GAAP	67.8%	84.0%
Foreign exchange impact	(16.1)%	(15.4)%
Net revenue growth - GAAP	51.7%	68.6%
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	As of September 30,
	2015	2014
Factory House	137	121
Brand House	10	5
North America total doors	147	126

Factory House	7	3
Brand House	19	8
Other foreign countries total doors	26	11

Factory House	144	124
Brand House	29	13
Total doors	173	137